1 COLUMBIA FINANCIAL, INC. POLICY REGARDING INSIDER TRADING Purpose and Scope of Policy The purpose of this Policy is to prohibit illegal insider trading and tipping by directors, officers, and employees of Columbia Financial, Inc. (“Columbia” or the “Company”) and its direct and indirect subsidiaries. This Policy applies to the Columbia Board of Directors and all officers and employees of Columbia and its direct and indirect subsidiaries. The same restrictions that apply to you also apply to family members who reside with you, anyone else who lives in your household, and any family members who do not live in your household but whose transactions in Columbia securities are directed by you or are subject to your influence or control (such as parents or children who consult with you before trading in Columbia securities). This Policy also applies to any entity controlled by a person or group of persons covered by this Policy, including any corporations, partnerships, or trusts. You are responsible for making sure that the purchase or sale of any security covered by this Policy by family members or controlled entities complies with this Policy. Except as set forth below, this Policy applies to any and all transactions in Columbia securities, including transactions in common stock, options, preferred stock, restricted stock, restricted stock units, and any other type of securities that Columbia may issue. This Policy applies to such securities regardless of whether they are held in a brokerage account, 401(k) plan or similar account, employee stock purchase plan or otherwise. Policy Columbia Financial, Inc. is a public company, the common stock of which is traded on the Nasdaq Global Market and registered under the Securities and Exchange Act of 1934, as amended. As a public company, Columbia files periodic reports and proxy statements with the Securities and Exchange Commission (“SEC”). Investment by directors, officers and employees in Columbia common stock is generally desirable and encouraged. However, such investments should be made with caution and with recognition of the legal prohibitions against the use of confidential information by “insiders” for their own profit. As a director, officer, or employee of a public company or one of its subsidiaries, you have the responsibility not to participate in the market for Columbia securities while in possession of material nonpublic information about Columbia. There are harsh civil and criminal penalties if you wrongly obtain or use such material nonpublic information when you are deciding whether to buy or sell securities, or if you give that information to another person who uses it in buying or selling securities. If you buy or sell securities while in possession of material nonpublic information, you will not only have to pay back any profit you made, but you could be found guilty of criminal charges, and face substantial fines or even prison. Additionally, Columbia could be held liable for your violations of insider trading laws. In order to avoid these harsh consequences, Columbia has developed the following guidelines to briefly explain the insider trading laws and set forth procedures and limitations on trading by directors,

2 officers and employees of Columbia and its direct and indirect subsidiaries. However, these guidelines do not address all possible situations that you may face. In addition, you need to review and understand Columbia’s Policy on Fair Disclosure to Investors that describes your obligations regarding the selective disclosure of confidential information to ensure compliance with SEC Regulation FD, which requires “fair disclosure” of material nonpublic information. Part I: Rules Applicable to All Directors, Officers, and Employees A. Insider Trading Concepts Inside information includes anything you become aware of because of your “special relationship” with Columbia as a director, officer, or employee (“Insider”) and which has not been disclosed to the public (i.e., is nonpublic). The information may be about Columbia, Columbia Bank, or other affiliates. It may also include information you learn about another company, for example, companies that are current or prospective customers or suppliers to Columbia or those with which Columbia may be in negotiations regarding a potential transaction. What is “Material” Information? Information is material if its public disclosure is likely to affect the market price of securities or if a reasonable investor would think that it is important in deciding whether to buy, sell or hold a security. Either good or bad information may be material and it is not limited to financial information. If you are unsure whether the information is material, assume it is material. Examples of material information include, but are not limited to: • earnings for the current or recently completed quarter • financial forecasts, including estimates of future earnings or losses • events that could result in restating financial information • a proposed acquisition, sale, or merger • changes in key management personnel • beginning or settling a major lawsuit • a significant cyber security breach • changes in dividend policies • declaring a stock split • adopting a stock repurchase program • a stock or bond offering What is Nonpublic Information? Nonpublic information is information that has not yet been made public by Columbia. Information only becomes public when Columbia makes an official announcement (in a publicly accessible conference call, a press release or in SEC filings, for example) and people have had an opportunity to see or hear it. Even after public disclosure of information about Columbia, you must wait at least two full trading days after the information was disclosed before you can treat the information as public. For example, if the announcement is made on Wednesday at 8:00 a.m., ET, before the opening of the Nasdaq Stock Market, you can begin trading again on Friday morning. On the other hand, if the announcement was not made until

3 Wednesday at 11:00 a.m., ET, you would not be able to trade until the opening of trading on the following Monday, after two full trading days have elapsed. As with questions of materiality, if you are not sure whether information is considered public, you should assume that the information is nonpublic and treat it as confidential. B. Trading Guidelines Prohibition on Insider Trading. No director, officer or employee may purchase or sell any security issued by Columbia while in possession of material nonpublic information. Tipping. No director, officer or employee may disclose material nonpublic information about Columbia or any other company to any other person (including immediate family members, friends, or stockbrokers) or recommend to anyone the purchase or sale or any securities when you are aware of such information so that such other person may trade in the stock. This practice is known as “tipping” and it violates the securities laws and can result in the same civil and criminal penalties that apply to insider trading, even though you did not trade securities and did not gain any benefit of another person’s trading of such securities. Trading of Securities of Other Companies. No director, officer or other employee of Columbia (or any other person designated as subject to this Policy) who, in the course of working for Columbia, learns of material nonpublic information about a company (1) with which Columbia does business, such as Columbia’s distributors, vendors, customers and suppliers, or (2) that is involved in a potential transaction or business relationship with Columbia, may purchase or sell shares of that other company, until the information becomes public or is no longer material. Puts and Calls. No director, officer or employee may at any time buy or sell options on Columbia securities (so called “puts” and “calls”) or other derivative securities that reference Columbia securities and may not enter into hedging or similar transactions that are designed to offset any decrease in the market value of Columbia securities. This type of transaction may create the appearance that your interests are not aligned with those of Columbia’s stockholders generally. Short-Term Trading is Strongly Discouraged. Frequent trading of Columbia securities can create an appearance of wrongdoing and may become the subject of investigative action by the SEC or another regulatory authority in the event of any unusual activity in the stock or the stock price performance, even if the decision to trade was based solely on public information such as stock price ranges and other market events. You are strongly discouraged from trading in Columbia securities for short-term trading profits. Managed Accounts. If you have a managed account (where another person has been given discretion or authority to trade without your approval), you should advise your broker or investment advisor not to trade in Columbia securities at any time (other than as part of a Rule 10b5-1 trading arrangement). Limited Exceptions. This Policy does not apply to the following transactions, except as specifically noted: • Restricted Stock. - This Policy does not apply to the vesting of restricted stock, or the exercise of a tax withholding right pursuant to which you elect to have the corporation withhold shares

4 of stock to satisfy tax withholding requirements upon the vesting of any restricted stock. - This Policy does apply, however, to any sale of shares received by any person in connection with the vesting of stock awards, which can only occur during an open- window trading period, and even then, only if you are not in possession of any material nonpublic information, as defined above. • 401(k) Plan. - This Policy does not apply to purchases of Columbia’s securities in the Columbia Bank 401(k) plan resulting from your periodic contribution of money to the plan pursuant to your payroll deduction election. - This Policy does apply, however, to certain elections you may make under the 401(k) plan, including: (a) an election to increase or decrease the percentage of your periodic contributions that will be allocated to the Columbia stock fund; and (b) an election to make an intra-plan transfer of an existing account balance into or out of the Columbia stock fund. • Stock Option Exercises. - This Policy does not apply to the exercise of stock options acquired pursuant to a Columbia plan where no broker is involved and no Columbia securities are sold in the market to fund the option exercise, or to the exercise of a tax withholding right pursuant to which a person has elected to have Columbia withhold shares subject to an option to satisfy tax withholding requirements. - This Policy does apply to (1) any sale of Columbia securities as part of a broker- assisted cashless exercise of a stock option; (2) any other market sale for the purpose of generating the cash needed to pay the exercise price of a stock option or tax withholdings with respect thereto; and (3) the subsequent sale or other transfer of the security received for exercise of the option. • Transactions Not Involving a Purchase or Sale. - Bona fide gifts of securities are not subject to this Policy unless such gift is made for the purpose of evading this Policy (for example, the person making the gift has reason to believe that the recipient intends to sell the Columbia securities while the officer, employee or director is aware of material nonpublic information). - Gifts are subject to pre-clearance for Section 16 Reporting Persons as described below. • Other Columbia Stock Purchase Plans. - This Policy does not apply to ongoing purchases through employee stock purchase plans or other Columbia stock purchase plans pursuant to a prior election are not prohibited. - A director, officer or employee having material inside information regarding Columbia may not sign up for, or increase/decrease participation in, any employee stock purchase plan or other stock purchase plan. Part II: Rules applicable to Restricted Persons

5 The requirements of the part are applicable to all officers with the title of Executive Vice President or higher, all directors, any Senior Vice President who is listed on Attachment A to this Policy and all persons in the Accounting Department and the Treasury Department, all persons who work within the Executive Offices of the main office and such other officers and employees as may be designated by the President and Chief Executive Officer as Restricted Persons (the “Restricted Persons”). A. Blackout Periods Quarterly blackout periods. No Restricted Person may trade in Columbia securities during a blackout period that begins on the fifteenth day of the last month of each calendar quarter (i.e., on December 15, March 15, June 15, and September 15) and ends two full trading days after the public release of Columbia’s financial results for such quarter. The following transactions are prohibited during blackout periods: • open market purchases or sales • a sale of securities following exercise of a stock option (including a sale by way of a cashless exercise) • signing up for, or increasing/decreasing participation in, any employee stock purchase plan, any Columbia stock purchase plan or dividend reinvestment plan • initiating a transfer of funds into or out of the Columbia Financial, Inc. stock fund of the 401(k) plan or increasing an existing election to invest funds in the Columbia Financial, Inc. stock fund • entering into a 10b5-1 trading plan (see Section C below) • contributions of Columbia securities to a tax-exempt organization or donor-advised fund The following transactions are permitted during blackout periods: • ongoing purchases by any person through the 401(k) plan or other Columbia-sponsored plan pursuant to periodic, automatic payroll deductions in accordance with the terms of the plan • purchases pursuant to a 10b5-1 trading plan that was entered into before the blackout period commenced ( See Section C below) • exercise of stock options with cash or the delivery of previously owned Columbia stock (i.e., where no Columbia stock is sold to fund the option exercise) • bona fide gifts of Columbia securities (unless the donor has reason to believe the recipient intends to sell the shares during the blackout period) • transfers of Columbia securities to or from a trust The Company’s President and Chief Executive Officer, in consultation with Columbia counsel, may permit transactions during the blackout period upon request where the person making the request is not in possession of material nonpublic information. Temporary blackout periods. Columbia may also institute temporary blackout periods in the event of a material corporate development. Notice of temporary blackout periods will be distributed by means of a written or electronic communication specifying the duration of the blackout period and the persons subject to it.

6 Pension Fund Blackouts. The Sarbanes-Oxley Act of 2002 also requires Columbia to absolutely prohibit all purchases, sales, or transfers of Columbia securities by directors and executive officers during a pension fund blackout period. A pension fund blackout period exists whenever 50% or more of the plan participants are unable to conduct transactions in their accounts for more than three consecutive days. These blackout periods typically occur when there is a change in the retirement plan’s trustee, record keeper or investment manager. Directors and executive officers will be contacted when these or other restricted trading periods are instituted. B. Pre-clearance The following persons must pre-clear all planned transactions in Columbia securities, except as otherwise provided in this Policy: • Directors • Members of the Executive Leadership Team (“Section 16 Officers”) • Family members or domestic partners who share the same address or who are financially dependent on a director or Section 16 Officer • All corporations, partnerships, trusts or other entities owned or controlled by a director or Section 16 Officer or a member of his or her immediate family living in the same household The following transactions do not require pre-clearance: • Purchases through the 401(k) plan or an employee stock purchase plan pursuant to periodic, automatic payroll deductions in accordance with the terms of the plan • Reinvestment of dividends through a dividend reinvestment plan or similar arrangement Please contact the Filing Coordinator identified in Columbia’s Section 16 Compliance Program to pre-clear any transactions in Columbia securities. It is expected that the planned transaction will be executed within three trading days of receiving clearance and must be reported promptly to the Filing Coordinator once made. If, upon requesting clearance, you are advised that Columbia securities may not be traded, you may not engage in any trade of any type under any circumstances, nor may you inform anyone of the restriction. You may reapply for pre-clearance at a later date when trading restrictions may no longer be applicable. It is critical that you obtain pre-clearance of any trading to prevent both inadvertent Section 16(b) or insider trading violations and to avoid even the appearance of an improper transaction (which could result, for example, when an officer engages in a trade while unaware of a pending major development). C. 10b5-1 Trading Plans Notwithstanding the restrictions contained in this Policy, Restricted Persons may trade while in possession of material nonpublic information about the Company and/or outside of the specified trading window or within the specified restricted trading period if the trade is made pursuant to a written contract, instruction or plan approved in advance in writing by the Company that meets all of the requirements of applicable SEC rules and regulations, including Rule 10b5-1 of the Exchange Act (a “Rule 10b5-1 Plan”). periods. Restricted Persons may not enter into Rule 10b5-1 trading arrangements during blackout Prior to the establishment of a Rule 10b5-1 trading arrangement, each director and Section 16 Officer must pre-clear with the Filing Coordinator their proposed arrangement. To obtain pre-clearance of a Rule 10b5-1 trading arrangement, a director or Section 16 Officer must provide a description of the

7 material terms of the arrangement, including the date on which the director or Section 16 Officer intends to adopt the trading arrangement, the duration of the trading arrangement, and the aggregate number of securities to be purchased or sold pursuant to the trading arrangement. Columbia reserves the right to withhold pre-clearance of any Rule 10b5-1 trading arrangement that it determines is not consistent with the rules regarding such plans. Upon termination of a Rule 10b5-1 trading arrangement, a director or Section 16 Officer must promptly inform the Filing Coordinator. The existence of a Rule 10b5-1 Plan does not eliminate the requirements and prohibitions contained in other relevant securities laws. Any transactions pursuant to a Rule 10b5-1 Plan must still be reported in compliance with Section 16 of the Exchange Act and may result in short-swing trading liability thereunder. The rules regarding 10b5-1 trading plans are complex and you must comply with them completely. You should consult with your legal advisor before proceeding. D. Short Sales Restricted Persons may not at any time sell short Columbia stock or otherwise sell any equity securities of Columbia that they do not own. Generally, a short sale means any transaction whereby one may benefit from a decline in Columbia’s stock price. E. Margin Accounts and Pledges Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities held in an account which may be borrowed against or are otherwise pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. A margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Columbia securities and, as a result, the pledgor may be subject to liability under insider trading laws. Therefore, directors and Section 16 Officers may not purchase Columbia securities on margin or borrow against any account in which Columbia securities are held, or pledge Columbia securities as collateral for any loan. An exception to this prohibition may be granted where a person wishes to pledge Columbia securities as collateral for a loan from a third party (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. Any person who wishes to pledge Columbia securities as collateral for a loan from a third party must submit a request for approval to the Columbia’s President and Chief Executive Officer at least two weeks prior to the execution of the documents evidencing the proposed pledge. F. Post-Termination Transactions This Policy continues to apply to transactions in Columbia securities or securities of another public company even after termination of the Insider’s service to Columbia if such person is in possession of material nonpublic information when such person’s service terminates until such time as that information has become public or is no longer material. In all other respects, the procedures set forth in this Policy will cease to apply to a Columbia Insider’s transactions following the termination of the Insider’s service to Columbia, unless the Columbia Insider is subject to a trading blackout period (as set forth in Section II. A., above) and such termination of service occurs while such trading blackout is ongoing, in which case this Policy will cease to apply to the Columbia Insider upon the end of such blackout period. Part III. Additional Information

8 A. Stock Repurchases by Columbia. The Board of Directors of the Company may delegate to the President and Chief Executive Officer or his designee(s) the authority and discretion to authorize the Company to purchase its common stock pursuant to a Board-approved and currently effective stock repurchase program, including during a restricted trading period under this Policy. It is the Policy of Columbia to comply with all applicable insider trading laws, rules and regulations in connection with any stock repurchase program of the Company. B. Penalties and Reporting of Violations The purchase or sale of securities while aware of material nonpublic information, or the disclosure of material nonpublic information to others who then trade in the Columbia’s securities, is prohibited by federal and state laws. Insider trading violations are pursued vigorously by the SEC, U.S. Attorneys, and state enforcement authorities as well as the laws of foreign jurisdictions. Punishment for insider trading violations is severe and could include significant fines and imprisonment. While the regulatory authorities concentrate their efforts on the individuals who trade, or who tip inside information to others who trade, the federal securities laws also impose potential liability on companies and other “controlling persons” if they fail to take reasonable steps to prevent insider trading by company personnel. In addition, an individual’s failure to comply with this Policy may subject the individual to Company-imposed sanctions, including dismissal for cause, whether or not the employee’s failure to comply results in a violation of law. Failure to comply with this Insider Trading Policy is also a violation of the Company’s Code of Business Conduct and Ethics, and could subject you to discipline up to, and including, dismissal. If you believe an unauthorized disclosure of material information may have occurred, immediately contact the Senior Executive Vice President, Chief Financial Officer. Certain inadvertent disclosures or nonpublic material information can be “cured” by appropriate and prompt subsequent disclosure. Any person who violates this Insider Trading Policy or any federal or state law governing insider trading or tipping, or who knows of or reasonably suspects any such violation by another person, should report the matter immediately to the Company’s General Counsel. Employees are obligated to report suspected and actual violations of Company Policy or the law. Failure to do so could result in disciplinary action up to and including termination of employment.

9 C. Policy Subject to Revision The Company may change or otherwise revise the terms of this Policy from time to time to respond to developments in law and practice. The Company will take steps to inform all affected persons of any material changes or revisions to this Policy. D. Inquiries If you have any questions regarding this Policy, please contact the Executive Vice President, Corporate Governance and Culture, Corporate Secretary. Approved by the Board of Directors on January 28, 2025

10 ATTACHMENT A List of Senior Vice Presidents who are Members of the Restricted Group Name Title Stephen Feehan Senior Vice President, Chief Accounting Officer K. Thomas Ko Senior Vice President, General Counsel Nicholas Motisi Senior Vice President, Treasurer Christine Piano Senior Vice President, Financial Reporting Officer Mark Stephan Senior Vice President, Chief Internal Auditor The “Restricted Group” includes all officers with the title of Executive Vice President or higher, all directors, any Senior Vice President who is listed on this Attachment A and all persons in the Accounting Department, Treasury Department and within the Executive Offices of the main office and such other officers and employees as may be designated by the President and Chief Executive Officer.